UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 25, 2024

Heliogen, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-40209	85-4204953
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
130 West Union Street
Pasadena, California 91103

(Address of Principal Executive Offices)
Registrant's telephone number, including area code: (626) 720-4530

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	HLGN	New York Stock Exchange*
Warrants, each 35 warrants exercisable for one share of common stock at an exercise price of $402.50 per share	HLGN.W	New York Stock Exchange*
Preferred Share Purchase Rights	N/A	New York Stock Exchange*
* The registrant’s common stock and warrants began trading exclusively on the over-the-counter market on November 8, 2023 under the symbols “HLGN” and “HLGNW”, respectively.
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 2.02 Results of Operations and Financial Condition.

On March 25, 2024, Heliogen, Inc. (the “Company”) issued a press release announcing information regarding its results of operations and financial condition for the fourth quarter and full year 2023 and the appointment of Mr. Phelps Morris as Chief Financial Officer of the Company. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information in Item 2.02 of this Current Report on Form 8-K and Exhibit 99.1 attached hereto is being “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended (“Securities Act”), or the Exchange Act, unless specifically identified therein as being incorporated by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 25, 2024, the Company announced that Phelps Morris has been appointed to serve as Chief Financial Officer of the Company, effective April 1, 2024 (the “Effective Date”).

Prior to joining the Company, Mr. Morris, age 50, served as Chief Financial Officer of FTC Solar, Inc. (NASDAQ: FTCI) from March 2022 to November 2023 where he led and oversaw all aspects of the finance function. Previously, he served as Senior Vice President and Treasurer of True Blue, Inc. (NYSE: TBI) from November 2016 to March 2022. Mr. Morris also acted as Vice President, Investor Relations at Sunedison, Inc. (NYSE: SUNE) from May 2014 to August 2016. Mr. Morris brings extensive knowledge of the solar industry, and more than 20 years of experience in finance with expertise spanning treasury, capital markets, mergers and acquisitions, risk management and investor relations. Mr. Morris is a Certified Financial Analyst charterholder and holds an MBA from the Ross School of Business at the University of Michigan and a BA in Economics from Middlebury College.

Pursuant to the terms of Mr. Morris’s executive employment agreement, he is entitled to an annual base salary of $400,000 and an annual target bonus equal to 100% of his base salary. Subject to the approval of the Compensation Committee of the Board of Directors of the Company, Mr. Morris will also receive an award of 75,000 restricted stock units (“RSUs”), of which 25% will vest on the first anniversary of the Effective Date, and 6.25% will vest each quarter thereafter. The vesting of Mr. Morris's RSUs is contingent upon his continuous employment at the Company through each such vesting date. A copy of Mr. Morris’s executive employment agreement is filed with this Current Report on Form 8-K as Exhibit 10.1. The foregoing description of the terms of Mr. Morris’s executive employment agreement is qualified in its entirety by reference to the full text thereof, which is incorporated by reference herein.

In connection with Mr. Morris’s appointment, he is expected to enter into the Company’s standard form of indemnification agreement, the form of which is filed as Exhibit 10.6 to the Company’s Current Report on Form 8-K filed with the SEC on January 6, 2022. Pursuant to the terms of the indemnification agreement, the Company may be required, among other things, to indemnify Mr. Morris for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by him in any action or proceeding arising out of his service as an officer of the Company.

There are no arrangements or understandings between Mr. Morris and any other person pursuant to which Mr. Morris was appointed as an officer of the Company. There are no family relationships between Mr. Morris and any director or executive officer of the Company. Mr. Morris does not have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Alan Gahm, who has been serving as the Company’s Interim Chief Financial Officer since January 2024 will step down from his role as the Interim Chief Financial Officer upon the effectiveness of Mr. Morris’s appointment.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1†	Executive Employment Agreement, dated March 25, 2024, by and between Phelps Morris and Heliogen, Inc.
99.1	Press Release of Heliogen, Inc. dated March 25, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

† Certain of the exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(a)(5). The Company agrees to furnish a copy of all omitted exhibits and schedules to the SEC upon its request.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Heliogen, Inc.

Dated:	March 25, 2024	By:	/s/ Christiana Obiaya
Christiana Obiaya
Chief Executive Officer